U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2012

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	333-172809	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 15, 2012, ADA-ES, Inc., a Colorado corporation (“ADA”), Advanced Emissions Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of ADA (“AES”), and ADA Merger Corp., a Colorado corporation and wholly-owned subsidiary of AES (“MergerCo”), entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), that provides for the merger (the “Merger”) of ADA with MergerCo, with ADA surviving the Merger as a wholly-owned subsidiary of AES, and the conversion of each share of common stock, no par value per share of ADA (“ADA Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares held in treasury, which will be cancelled), into one duly-issued, fully-paid and non-assessable share of common stock, par value $0.001 per share of AES (“AES Common Stock”) (collectively with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”). In addition, each outstanding option to purchase or other right to acquire shares of ADA Common Stock would automatically convert into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of AES Common Stock.

Upon completion of the Reorganization, AES, a Delaware corporation, would, in effect, replace ADA, a Colorado corporation, as the publicly held corporation, and the holders of ADA Common Stock would hold the same number of shares and same ownership percentage of AES after the Reorganization as they held of ADA immediately prior to the Reorganization. ADA expects that the AES Common Stock will be traded on the NASDAQ Capital Market under the symbol “ADES,” the symbol currently used by ADA. The directors of AES immediately following the Reorganization will be the same individuals who were directors of ADA immediately prior to the Reorganization. The President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Secretary, Chief Operating Officer, Chief Technology Officer, and Vice President and Corporate Counsel of ADA immediately prior to the Reorganization will hold those same offices as the executive officers of AES immediately following the Reorganization.

The boards of directors of ADA, AES and MergerCo have unanimously approved and adopted the Reorganization Agreement and the transactions contemplated thereby. The Reorganization Agreement is subject to specified conditions, including approval by ADA’s shareholders at ADA’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”), which is currently scheduled for June 6, 2012. If approved by ADA’s shareholders at the Annual Meeting and the other conditions set forth in the Reorganization Agreement are satisfied, it is currently expected that the Reorganization would be completed on or about July 1, 2012.

The Reorganization Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the effective time of the merger by action of the board of directors of ADA if it should determine that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of ADA or its shareholders.

The Reorganization is intended to be tax-free for ADA and its shareholders for U.S. federal income tax purposes.

Upon completion of the Reorganization, AES Common Stock would be deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), AES would be the successor issuer to ADA.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Additional Information and Where to Find It

ADA and AES have filed a registration statement that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed Reorganization. ADA SHAREHOLDERS ARE URGED TO READ CAREFULLY THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN FILED AND MAILED, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED REORGANIZATION. Investors may obtain a free copy of the preliminary proxy statement/prospectus and other filings containing information about ADA, AES and the proposed Reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the preliminary proxy statement/prospectus and other filings containing information about ADA, AES and the proposed Reorganization can be obtained without charge by directing a request to ADA-ES, Inc., 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129, Attn: Secretary (Telephone: (888) 822-8617), or accessing them on ADA’s corporate web site at www.adaes.com.

ADA, its directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of ADA in favor of the proposed Reorganization. In addition, Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of ADA’s common stock held on the record date by such persons. ADA will pay Georgeson Inc. $7,500 for its proxy solicitation services plus related fees for any additional services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of ADA without additional compensation.

Additional information regarding the interests of potential participants, if any, in the proxy solicitation is included in the preliminary proxy statement/prospectus and will be included in the definitive proxy statement/prospectus and other relevant documents that ADA and AES have filed and intend to file with the SEC in connection with the Annual Meeting.

On March 16, 2012, ADA issued a press release relating to the Reorganization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of March 15, 2012, among ADA-ES, Inc., Advanced Emissions Solutions, Inc. and ADA Merger Corp.

99.1	Press Release, dated March 16, 2012, issued by ADA-ES, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED EMISSIONS SOLUTIONS, INC.

Date: March 16, 2012	By:	/s/ Mark McKinnies
	Name:	Mark McKinnies
	Title:	Senior Vice President and Chief Financial Officer (Chief Financial and Accounting Officer)